MULTIPLE CLASS PLAN FOR GE INVESTMENTS FUNDS, INC.

PURSUANT TO

RULE 18f-3 UNDER THE INVESTMENT COMPANY ACT OF 1940

May 1, 2006

I. Introduction

This multiple class plan (the “Plan”) is adopted by GE Investments Funds, Inc. (the “Company”) pursuant to Rule 18f-3(d) of the Investment Company Act of 1940, as amended (the “1940 Act”), on behalf of each series of its shares listed on Schedule A hereto, as such Schedule may be amended from time to time.

The Company consists of a number of investment portfolios (each, a “Fund” and collectively, the “Funds”) and issues a separate series of shares of capital stock for each Fund representing a fractional undivided interest in that Fund.

Shares of the Funds are offered to separate accounts of life insurance companies (each an “Insurance Company”) issuing variable annuity contracts (“Contracts”) and variable life insurance policies (“Policies”) that offer one or more of the Funds as an investment option. Each Insurance Company has entered into a participation agreement with the Company and GE Investment Distributors, Inc. (“GEID”), the principal underwriter of the Company’s shares, pursuant to which it purchases shares of the Funds for its separate accounts.

The Company may offer each series of shares in one or more of the following classes: Class 1 Shares, Class 2 Shares, Class 3 Shares and Class 4 Shares. For any series, each class of shares represents interests in the same Fund and has the same rights, preferences, voting powers, restrictions and limitations, except as outlined below.

II Definitions

The term “personal services” refers to the phrase “personal service and/or the maintenance of shareholder accounts” as referenced in NASD Conduct Rule 2830(b)(9) and having the meaning given to it in NASD Notice to Members 92-41. The terms “front-end sales charges” and “deferred sales charges” shall have the meanings given to them in NASD Conduct Rule 2830(b)(8).

“Sales Services” means services provided by: (1) GEID related to activities primarily intended to result in the selection by an Insurance Company of a class of shares of a Fund, as an investment option in its Contracts or Policies, or (2) GEID, another broker-dealer, or an Insurance Company related to activities primarily intended to result in investment in a class of shares of a Fund by owners of Contracts or Policies. Sales Services includes personal services provided by a broker-dealer to owners or prospective owners of Contracts or Policies who are its customers primarily intended to result in investment in a class of shares of a Fund by owners of Contracts or Policies.

“Investor Services” means record keeping, account maintenance and administrative services provided by GEID, another broker-dealer, a retirement plan record keeper or administrator, transfer agent, Insurance Company, or third-party administrator for an Insurance Company, but does not include personal services provided by GEID or a broker-dealer to its customers even if such personal services are not primarily intended to result in investment in a class of shares of a Fund by owners of Contracts or Policies.

III. Distribution Arrangements and Service Fees

Classes of shares have the following service and distribution fee arrangements:

A. Class 1 Shares

Class 1 Shares are offered to separate accounts of GE Life and Annuity Assurance Company (“GELAAC”), GE Capital Life Assurance Company of New York (“GECLACNY”), GE Capital Assurance Company (“GECAC”), and Standard Life Insurance Company as an investment option for cash values of Contracts and Policies issued by such Companies on or before February 1, 2006 and having cash values invested in the Total Return Fund as of that date. Class 1 Shares are purchased and redeemed by the foregoing four Insurance Companies for their separate accounts without the imposition of any front-end sales charges or deferred sales charges, but bear an asset-based class expense for Investor Services.

Class 1 Shares are currently offered with an investor service plan (the “Investor Service Plan”) that provides for an investor service expense at an annual rate of 0.20% of the average daily net assets of a Fund attributable to Class 1 Shares.

The amount of compensation paid under the Investor Service Plan to any service provider during any fiscal year does not exceed 0.20% of the average daily net assets of a Fund for that year attributable to Class 1 Shares supporting Contracts or Policies owned by persons to whom that service provider provides services. The amount of compensation paid under the Investor Service Plan to any service provider is stated in an agreement between the Company and that provider.

The Investor Service Plan expense is computed and accrued daily and paid monthly. The Investor Service Plan was not adopted pursuant to Rule 12b-1 under the 1940 Act. The compensation paid under the Investor Service Plan is intended to compensate GEID, another broker-dealer, an Insurance Company, a third-party administrator for an Insurance Company, a retirement plan record keeper or administrator, or a transfer agent, for providing Investor Services as described in more detail in the Investor Service Plan.

B. Class 2 Shares

Class 2 Shares are offered to are offered to separate accounts of the Insurance Companies as investment options for cash value of Contracts and Policies. Class 2 Shares are purchased and redeemed by Insurance Companies for their separate accounts without the imposition of any front-end sales charges or deferred sales charges, but bear an asset-based class expenses for Sales Services and Investor Services.

Class 2 Shares are offered with a distribution and service plan (the “Class 2 Distribution Plan”) adopted pursuant to Rule 12b-1 under the 1940 Act. The Class 2 Distribution Plan provides for expenses for Sales Services and Investor Services up to a maximum amount in any fiscal year of 0.25% of the average daily net assets of a Fund attributable to Class 2 Shares (the “Class 2 Plan Fee”). The Class 2 Plan Fee is calculated and accrued daily and paid monthly (or at such other interval as the board of directors may determine) by the Company at the annual rate determined by the board of directors from time to time.

Appropriate adjustments to compensation for Sales Services shall be made wherever necessary to ensure that no payment is made by the Company on behalf of Class 2 shares of a Fund in excess of the applicable limits on sales charges under NASD Conduct Rule 2830(d). Likewise, to the extent so required by NASD Conduct Rule 2830(d)(5), the amount of compensation paid directly or indirectly by GEID to any other broker-dealer for the personal services component of Sales Services during any fiscal year shall not exceed 0.25% of the average daily net assets of a Fund for that year attributable to Class 2 Shares supporting Contracts or Policies owned by customers of that broker-dealer.

The Class 2 Plan Fee is intended to compensate GEID (and through GEID, other providers of Sales Services and Investor Services) for Sales Services and Investor Services as described in more detail in the Class 2 Distribution Plan.

C. Class 3 Shares

Class 3 Shares are offered to are offered to separate accounts of the Insurance Companies as investment options for cash value of Contracts and Policies. Class 3 Shares are purchased and redeemed by Insurance Companies for their separate accounts without the imposition of any front-end sales charges or deferred sales charges, but bear an asset-based class expenses for Sales Services and Investor Services.

Class 3 Shares are offered with a distribution and service plan (the “Class 3 Distribution Plan”) adopted pursuant to Rule 12b-1 under the 1940 Act. The Class 3 Distribution Plan provides for expenses for Sales Services and Investor Services up to a maximum amount in any fiscal year of 0.30% of the average daily net assets of a Fund attributable to Class 3 Shares (the “Class 3 Plan Fee”). The Class 3 Plan Fee is calculated and accrued daily and paid monthly (or at such other interval as the board of directors may determine) by the Company at the annual rate determined by the board of directors from time to time.

Appropriate adjustments to compensation for Sales Services shall be made wherever necessary to ensure that no payment is made by the Company on behalf of Class 3 shares of a Fund in excess of the applicable limits on sales charges under NASD Conduct Rule 2830(d). Likewise, to the extent so required by NASD Conduct Rule 2830(d)(5), the amount of compensation paid directly or indirectly by GEID to any other broker-dealer for the personal services component of Sales Services during any fiscal year shall not exceed 0.25% of the average daily net assets of a Fund for that year attributable to Class 3 Shares supporting Contracts or Policies owned by customers of that broker-dealer.

The Class 3 Plan Fee is intended to compensate GEID (and through GEID, other providers of Sales Services and Investor Services) for Sales Services and Investor Services as described in more detail in the Class 3 Distribution Plan.

D. Class 4 Shares

Class 4 Shares are offered to are offered to separate accounts of the Insurance Companies as investment options for cash value of Contracts and Policies. Class 4 Shares are purchased and redeemed by Insurance Companies for their separate accounts without the imposition of any front-end sales charges or deferred sales charges, but bear an asset-based class expenses for Sales Services and Investor Services.

Class 4 Shares are offered with a distribution and service plan (the “Class 4 Distribution Plan”) adopted pursuant to Rule 12b-1 under the 1940 Act. The Class 4 Distribution Plan provides for expenses for Sales Services and Investor Services up to a maximum amount in any fiscal year of 0.45% of the average daily net assets of a Fund attributable to Class 4 Shares (the “Class 4 Plan Fee”). The Class 4 Plan Fee is calculated and accrued daily and paid monthly (or at such other interval as the board of directors may determine) by the Company at the annual rate determined by the board of directors from time to time.

Appropriate adjustments to compensation for Sales Services shall be made wherever necessary to ensure that no payment is made by the Company on behalf of Class 4 shares of a Fund in excess of the applicable limits on sales charges under NASD Conduct Rule 2830(d). Likewise, to the extent so required by NASD Conduct Rule 2830(d)(5), the amount of compensation paid directly or indirectly by GEID to any other broker-dealer for the personal services component of Sales Services during any fiscal year shall not exceed 0.25% of the average daily net assets of a Fund for that year attributable to Class 4 Shares supporting Contracts or Policies owned by customers of that broker-dealer.

The Class 4 Plan Fee is intended to compensate GEID (and through GEID, other providers of Sales Services and Investor Services) for Sales Services and Investor Services as described in more detail in the Class 4 Distribution Plan.

E. Additional Classes of Shares

The board of directors of the Company has the authority to create additional classes, or change existing classes, from time to time, in accordance with Rule 18f-3 of the 1940 Act.

IV. Income and Expense Allocation

All expenses incurred by a Fund are allocated among the Class 1 Shares, Class 2 Shares, Class 3 Shares and Class 4 Shares based on the net assets of the Fund attributable to each class, except that:

1.	The Fund’s net asset value as represented by Class 1 Shares reflects the expenses associated with its Investor Service Plan, and any other Class 1 Share expenses incurred on a class basis.

2.	The Fund’s net asset value as represented by Class 2 Shares reflects the expenses associated with the Class 2 Distribution Plan, including any costs associated with obtaining shareholder approval of the Class 2 Distribution Plan (or an amendment to the Class 2 Distribution Plan) and any other Class 2 Share expenses incurred on a class basis.

3.	The Fund’s net asset value as represented by Class 3 Shares reflects the expenses associated with the Class 3 Distribution Plan, including any costs associated with obtaining shareholder approval of the Class 3 Distribution Plan (or an amendment to the Class 3 Distribution Plan) and any other Class 3 Share expenses incurred on a class basis.

4.	The Fund’s net asset value as represented by Class 4 Shares reflects the expenses associated with the Class 4 Distribution Plan, including any costs associated with obtaining shareholder approval of the Class 4 Distribution Plan (or an amendment to the Class 4 Distribution Plan) and any other Class 4 Share expenses incurred on a class basis.

Other class expenses are limited to the following:

1.	Transfer agency fees as identified by the transfer agent as being attributable to a specific class of shares.

2.	State securities or foreign registration or notification fees incurred by a specific class of shares.

3.	Securities and Exchange Commission registration fees incurred by a specific class of shares.

4.	Accounting, audit, tax and consulting expenses relating to a specific class of shares.

5.	Fees and other payments made to providers of services to holders of a particular class of shares (including maintenance of individual brokerage accounts, custody accounts and Contract or Policy accounts with Insurance Companies), as well as related and unrelated dividend disbursing and sub-accounting services.

6.	The expenses of administrative personnel and services as required to support the holders of a specific class of shares.

7.	Litigation or other legal expenses relating only to one class of shares.

8.	Directors’ fees incurred as a result of time spent addressing issues relating only to one class of shares.

9.	Printing and postage expenses related to preparing and distributing materials such as shareholder reports, prospectuses and proxy materials to current holders of a specific class of shares.

10.	Any additional expenses, excluding advisory fees, custody fees or other expenses related to the management of a Fund’s investment portfolio, if these expenses are actually incurred in a different amount with respect to a class of shares, or if services are provided with respect to a class of shares that are of a different kind or to a different degree than with respect to one or more other classes.

Expenses of a Fund allocated to a particular class of its shares are borne on a pro-rata basis by each outstanding share of that class. Income, realized and unrealized capital gains and losses, and expenses not allocated to a specific class, are allocated to each class of shares of a Fund on the basis of the net asset value of that class in relation to the entire net asset value of the Fund.

V. Voting Rights

Each share class has exclusive voting rights with respect to matters that exclusively affect such class. For example, Contract owners and Policy owners indirectly invested in Class 2 Shares have exclusive voting rights with respect to the Class 2 Distribution Plan.

VI. Dividends

Dividends are calculated in the same manner for each class and declared and paid on all classes of shares on the same days and at the same times. All reinvested income dividends and capital gain distributions, if any, with respect to a particular class of shares are paid in additional shares of that class at the net asset value per share determined as of the next business day following the record date.

VII. Date of Effectiveness

This Plan is effective on May 1, 2006, provided that this Plan shall not become effective with respect to any Fund unless such action has been approved by the vote a majority of the board of directors of the Company and by the vote of a majority of those directors who are not “interested persons” (as such term is defined in the 1940 Act) of the Company.

VIII. Amendments

Any material amendment to this Plan with respect to a Fund shall become effective upon the approval by a vote of at least a majority of the board of directors of the Company and by the vote of a majority of those directors who are not “interested persons” (as such term is defined in the 1940 Act) of the Company, upon finding that the proposed amendment to the Plan, including expense allocations, is in the best interests of each class of shares individually and the Fund as a whole. No vote of the shareholders is required for an amendment to the Plan.

IX. Compliance With Fund Governance Standards

While this Plan is in effect, the Company’s board of directors will comply with the fund governance standards set forth in Rule 0-1(a)(7) under the 1940 Act.

SCHEDULE A

Funds	Classes Offered
Total Return Fund*	Class 1 Shares
Class 2 Shares
Class 3 Shares
Class 4 Shares

*	Class 1 Shares, Class 2 Shares, Class 3 Shares and Class 4 Shares of the Total Return Fund are attributable to the following shares of capital stock of the Company set forth in the Company’s Amended and Restated Articles of Incorporation:

Total Return Fund – Class 1 Shares         Capital Stock, Class C

Total Return Fund – Class 2 Shares         Capital Stock, Class B

Total Return Fund – Class 3 Shares         Capital Stock, Class G

Total Return Fund – Class 4 Shares         Capital Stock, Class O